News Release

Westmoreland Reports Fourth Quarter and Full Year 2016 Results; Generates Record Adjusted EBITDA and Free Cash Flow Provides 2017 Guidance

Englewood, CO – March 28, 2017 - Westmoreland Coal Company (Nasdaq:WLB) today reported its fourth quarter and full year 2016 financial results and provided its 2017 guidance.

2016 Results and Highlights:

Fourth Quarter:

•	Revenues of $392.7 million from 15.0 million tons sold

•	Net loss applicable to common shareholders of $7.6 million, or $0.41 per share

•	Record high quarterly adjusted EBITDA of $89.1 million

Full Year:

•	Revenues of $1.5 billion from 54.7 million tons sold

•	Net loss applicable to common shareholders of $27.1 million, or $1.47 per share, including a tax benefit

•	Record high annual adjusted EBITDA of $271.9 million

•	Cash flow provided by operating activities of $151.9 million

•	Higher-than-expected free cash flow of $112.6 million

Westmoreland's Chief Executive Officer, Kevin Paprzycki, commented, “During 2016, we delivered on our two main commitments of maximizing free cash flow generation and reducing our debt position, which we achieved while reporting record adjusted EBITDA and free cash flow.  This is a direct result of the resiliency of our business model and outstanding performance by our operators, despite an otherwise challenging market environment. We also took steps to significantly reduce the cash burn from our non-core assets, Coal Valley and ROVA, and to position them such that we are more aggressively pursuing strategic alternatives.  As we look toward 2017, we remain focused on maximizing cash generation and strengthening our balance sheet, supported, in part, by the recent Capital Power prepayment, which provides additional financial flexibility to pursue our goals.”

Safety

Westmoreland’s commitment to safety in all aspects of its operations is again reflected in the safety metrics below.

	Year Ended December 31, 2016
	Reportable Rate	Lost Time Rate
U.S. Surface Operations	1.34	0.70
U.S. National Surface Average	1.44	0.96
Percentage	93%	73%

U.S. Underground Operations	3.23	2.09
U.S. National Underground Average	4.95	3.56
Percentage	65%	59%

Canadian Operations	2.82	0.89

Consolidated and Segment Results

Consolidated adjusted EBITDA for the fourth quarter was $89.1 million, an increase of 51% when compared with the fourth quarter of 2015. Consolidated adjusted EBITDA for 2016 was $271.9 million, an increase of 22% when compared to 2015. The acquisition of San Juan in the Coal - U.S. segment in early 2016 contributed meaningfully to an increase in consolidated adjusted EBITDA for both the fourth quarter and full year 2016. Increased revenue within the Coal - U.S. segment and solid execution on cost savings initiatives throughout the business, particularly within the Coal - U.S. and Coal - WMLP segments, also drove higher adjusted EBITDA in the fourth quarter and full year 2016. This was offset somewhat by lower net loan and lease receivable activity in the Coal - Canada segment. The restatement, described below, added consolidated adjusted EBITDA of $6.1 million to the full year 2016.

Cash Flow and Liquidity

Westmoreland’s free cash flow for 2016 was $112.6 million, driven by record adjusted EBITDA and successful working capital initiatives. Working capital added $30.1 million to free cash flow in 2016, of which $13.0 million was the direct result of the supply chain team's focus on inventory management. Also benefiting working capital was the timing of payables.

Free cash flow is the net of cash flow provided by operations of $151.9 million, less capital expenditures of $46.1 million, plus net cash collected under certain contracts for loan and lease receivables of $6.8 million. Included in cash flow provided by operations were cash uses for interest expense of $96.3 million and $32.5 million for asset retirement obligations.

During the year, Westmoreland added $37.1 million to its cash balances to end the year with cash on hand of $60.1 million. This cash increase was driven by free cash flow generation of $112.6 million; borrowings, net of repayments, of $49.9 million; and proceeds from asset sales of $7.7 million; partially offset by cash used for debt issuance of $8.8 million and net cash used to purchase San Juan of $121.0 million.

Gross debt plus capital lease obligations at December 31, 2016 totaled $1.1 billion. During 2016, repayments of long-term debt totaled $70.4 million. There was $36.3 million available to draw, net of letters of credit, on Westmoreland's revolving credit facility at December 31, 2016.

Restatement

On February 24, 2017, Westmoreland announced that it would restate its previously issued financial statements as a result of changes in accounting for its customer reclamation receivables. Westmoreland’s 2016 Form 10-K contains restated consolidated financial statements for the years ended December 31, 2015 and 2014, and all interim periods during 2016 and 2015.

2017 Full Year Guidance

Westmoreland’s 2017 Outlook is provided in the table below.

Commenting on the outlook for 2017, Mr. Paprzycki said, “Our 2017 outlook is similar to our 2016 expected performance as our resilient business model continues to yield consistent, predictable results.”

Key year-over-year changes impacting guidance include:

•
Of the total $52 million payment related to the Genesee Mine, as announced previously, approximately $40 million is incremental to adjusted EBITDA and free cash flow in 2017 compared to the amount Westmoreland expected to receive in the normal course of business during 2017.

•
Contract expirations (Jewett and Beulah), continued market softness in Ohio, a planned extended outage at a key customer, and a conservative view on weather resulting from the warm winter season thus far in 2017, are also expected to impact adjusted EBITDA, free cash flow and coal tons sold.

•
Westmoreland expects to generate strong cash flow again this year. In addition to the payment from Capital Power, free cash flow is expected to benefit from positive working capital and breakeven cash flow at Coal Valley. Westmoreland also expects to receive nearly $10 million from the release of ROVA cash collateral, which is not part of the free cash flow calculation, but is available for use in de-levering and other corporate purposes.

Guidance Summary	2017
Coal tons sold	40 - 50 million tons
Adjusted EBITDA	$280 - $310 million
Free cash flow	$115 - $140 million
Capital expenditures	$40 - $50 million
Cash interest	Approximately $95 million

Notes

Westmoreland presents certain non-GAAP financial measures including adjusted EBITDA and free cash flow that management believes provide meaningful supplemental information and provide meaningful comparability to prior periods. Reconciliations of non-GAAP to GAAP measures are presented in the accompanying tables.

Conference Call

Westmoreland Coal Company will host its earnings conference call on March 28, 2017, at 4:30 p.m. Eastern Time. A presentation, which will be reviewed during the call, will also be available at www.westmoreland.com.

Participants may join the call using the numbers below:

Toll Free:         1-844-WCC-COAL (844-922-2625)
International:         1-201-689-8584
Webcast:        www.westmoreland.com/investors/investor-webcasts

A replay of the teleconference will be available until April 11, 2017 and can be accessed using the numbers below:

Replay:             1-877-481-4010 or 1-919-882-2331
Replay ID:         10238
Webcast:        www.westmoreland.com/investors/investor-webcasts

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include surface coal mines in the United States and Canada, underground coal mines in Ohio and New Mexico, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, a publicly traded coal master limited partnership (NYSE:WMLP). Its power operations include ownership of the two-unit ROVA coal-fired power plants in North Carolina. For more information, visit www.westmoreland.com.

For further information please contact:

Gary Kohn, Chief Financial Officer
1-720-354-4467
gkohn@westmoreland.com

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Westmoreland Coal Company and Subsidiaries
Summary Consolidated and Operating Segment Data (Unaudited)

	Three Months Ended December 31,
			Increase / (Decrease)
	2016	2015 (As Restated)	$	%
	(In thousands, except tons sold data)
Westmoreland Consolidated
Revenues	$392,737	$341,664	$51,073	14.9%
Operating income (loss)	22,641	(121,621)	144,262	*
Adjusted EBITDA	89,115	59,205	29,910	50.5%
Tons sold - millions of equivalent tons	15.0	12.6	2.4	19.0%

Coal - U.S.
Revenues	$173,027	$125,593	$47,434	37.8%
Operating income (loss)	(25,537)	2,483	(28,020)	*
Adjusted EBITDA	37,347	19,918	17,429	87.5%
Tons sold - millions of equivalent tons	6.8	5.3	1.5	28.3%

Coal - Canada
Revenues	$116,257	$113,290	$2,967	2.6%
Operating income	18,184	16,531	1,653	10.0%
Adjusted EBITDA	32,181	28,676	3,505	12.2%
Tons sold - millions of equivalent tons	6.3	5.4	0.9	16.7%

Coal - WMLP
Revenues	$86,072	$87,697	$(1,625)	(1.9)%
Operating income	6,376	940	5,436	578.3%
Adjusted EBITDA	21,044	15,535	5,509	35.5%
Tons sold - millions of equivalent tons	1.9	1.9	—	—%

Power
Revenues	$21,084	$20,422	$662	3.2%
Operating income (loss)	32,301	(130,274)	162,575	*
Adjusted EBITDA	5,854	3,895	1,959	50.3%

* Not meaningful

Westmoreland Coal Company and Subsidiaries
Summary Consolidated and Operating Segment Data (Unaudited)

	Years Ended December 31,
			Increase / (Decrease)
	2016	2015 (As Restated)	$	%
	(In thousands, except tons sold data)
Westmoreland Consolidated
Revenues	$1,477,960	$1,419,518	$58,442	4.1%
Operating income (loss)	38,130	(145,696)	183,826	*
Adjusted EBITDA	271,855	222,832	49,023	22.0%
Tons sold - millions of equivalent tons	54.7	53.3	1.4	2.6%

Coal - U.S.
Revenues	$651,713	$552,745	$98,968	17.9%
Operating income (loss)	(8,063)	2,213	(10,276)	*
Adjusted EBITDA	126,563	77,135	49,428	64.1%
Tons sold - millions of equivalent tons	24.1	22.5	1.6	7.1%

Coal - Canada
Revenues	$415,593	$430,416	$(14,823)	(3.4)%
Operating income	39,104	36,830	2,274	6.2%
Adjusted EBITDA	88,423	105,744	(17,321)	(16.4)%
Tons sold - millions of equivalent tons	22.8	22.9	(0.1)	(0.4)%

Coal - WMLP
Revenues	$349,341	$388,605	$(39,264)	(10.1)%
Operating income (loss)	8,873	(5,211)	14,084	*
Adjusted EBITDA	79,303	66,134	13,169	19.9%
Tons sold - millions of equivalent tons	7.8	7.9	(0.1)	(1.3)%

Power
Revenues	$86,578	$84,423	$2,155	2.6%
Operating income (loss)	28,535	(146,868)	175,403	*
Adjusted EBITDA	3,626	743	2,883	388.0%

* Not meaningful

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015 (As Restated)	2016	2015 (As Restated)
	(In thousands, except per share data)		(In thousands, except per share data)
Revenues	$392,737	$341,664	$1,477,960	$1,419,518
Cost, expenses and other:
Cost of sales	291,952	271,167	1,156,687	1,175,849
Depreciation, depletion and amortization	72,170	26,848	185,267	140,328
Selling and administrative	27,893	24,189	108,560	95,554
Heritage health benefit expenses	2,275	6,551	11,777	14,573
Loss (gain) on sales of assets	245	2,718	(1,124)	4,866
Loss on impairment	—	136,210	—	136,210
Restructuring charges	—	—	—	656
Derivative (gain) loss	(26,219)	(1,130)	(24,055)	5,587
Income from equity affiliates	(1,464)	(1,268)	(5,591)	(5,409)
Other operating loss (income)	3,244	(2,000)	8,309	(3,000)
	370,096	463,285	1,439,830	1,565,214
Operating income (loss)	22,641	(121,621)	38,130	(145,696)
Other income (expense):
Interest expense	(31,150)	(26,597)	(121,819)	(101,311)
Loss on extinguishment of debt	—	—	—	(5,385)
Interest income	1,914	1,731	7,435	7,993
Gain (loss) on foreign exchange	816	1,200	(715)	3,674
Other (expense) income	(397)	658	38	1,740
	(28,817)	(23,008)	(115,061)	(93,289)
Loss before income taxes	(6,176)	(144,629)	(76,931)	(238,985)
Income tax expense (benefit)	1,601	(33,848)	(48,059)	(19,890)
Net loss	(7,777)	(110,781)	(28,872)	(219,095)
Less net loss attributable to noncontrolling interest	(226)	(603)	(1,771)	(5,453)
Net loss attributable to the Parent company	(7,551)	(110,178)	(27,101)	(213,642)
Less preferred stock dividend requirements	—	3	—	3
Net loss applicable to common shareholders	$(7,551)	$(110,181)	$(27,101)	$(213,645)
Net loss per share applicable to common shareholders:
Basic and diluted	$(0.41)	$(6.10)	$(1.47)	$(11.93)
Weighted average number of common shares outstanding:
Basic and diluted	18,571	18,062	18,486	17,905

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	December 31, 2016	December 31, 2015 (As Restated)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$60,082	$22,936
Receivables:
Trade	140,731	134,141
Loan and lease receivables	5,867	6,157
Other	13,261	11,627
	159,859	151,925
Inventories	125,515	122,156
Other current assets	32,258	16,103
Total current assets	377,714	313,120
Property, plant and equipment:
Land and mineral rights	744,253	576,313
Plant and equipment	873,685	790,677
	1,617,938	1,366,990
Less accumulated depreciation, depletion and amortization	782,417	620,148
Net property, plant and equipment	835,521	746,842
Loan and lease receivables	44,474	49,313
Advanced coal royalties	18,722	19,781
Reclamation deposits	74,362	77,364
Restricted investments and bond collateral	144,913	140,807
Investment in joint venture	26,951	27,374
Intangible assets, net of accumulated amortization of $4.6 million and $15.9 million at December 31, 2016 and December 31, 2015, respectively	28,199	29,190
Other assets	34,053	12,188
Total Assets	$1,584,909	$1,415,979

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Continued) (Unaudited)

	December 31, 2016	December 31, 2015 (As Restated)
	(In thousands)
Liabilities and Shareholders’ Deficit
Current liabilities:
Current installments of long-term debt	$86,272	$38,852
Revolving lines of credit	—	1,970
Accounts payable and accrued expenses:
Trade and other accrued liabilities	142,233	109,985
Interest payable	22,458	15,527
Production taxes	44,995	46,895
Postretirement medical benefits	14,892	13,855
Deferred revenue	15,253	10,715
Asset retirement obligations	32,207	40,571
Other current liabilities	20,964	31,056
Total current liabilities	379,274	309,426
Long-term debt, less current installments	1,022,794	979,357
Workers’ compensation, less current portion	4,499	5,068
Excess of black lung benefit obligation over trust assets	17,594	17,220
Postretirement medical costs, less current portion	308,709	285,518
Pension and SERP obligations, less current portion	43,982	44,808
Deferred revenue, less current portion	16,251	24,613
Asset retirement obligations, less current portion	451,834	379,192
Intangible liabilities, net of accumulated amortization of $10.8 million at December 31, 2016 and $9.8 million at December 31, 2015, respectively	2,402	3,470
Other liabilities	27,687	30,208
Total liabilities	2,275,026	2,078,880
Shareholders’ deficit:
Common stock of $0.01 par value
Authorized 30,000,000 shares; Issued and outstanding 18,570,642 shares at December 31, 2016 and 18,162,148 shares at December 31, 2015, respectively	186	182
Other paid-in capital	248,143	240,721
Accumulated other comprehensive loss	(179,072)	(174,270)
Accumulated deficit	(757,367)	(730,266)
Total shareholders’ deficit	(688,110)	(663,633)
Noncontrolling interests in consolidated subsidiaries	(2,007)	732
Total deficit	(690,117)	(662,901)
Total Liabilities and Deficit	$1,584,909	$1,415,979

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Years Ended December 31,
	2016	2015 (As Restated)
	(In thousands)
Cash flows from operating activities:
Net loss	$(28,872)	$(219,095)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	185,267	140,328
Accretion of asset retirement obligation	40,423	38,892
Share-based compensation	7,584	7,748
Non-cash interest expense	9,215	6,857
Amortization of deferred financing costs	11,537	10,601
Loss on extinguishment of debt	—	4,445
(Gain) loss on derivative instruments	(24,055)	5,587
Loss (gain) on foreign exchange	715	(3,674)
Loss on impairment	—	136,210
Income from equity affiliates	(5,591)	(5,409)
Distributions from equity affiliates	6,914	7,057
Deferred income taxes benefit	(46,142)	(17,961)
Other	(2,705)	(146)
Changes in operating assets and liabilities:
Receivables	(4,430)	1,987
Inventories	13,033	1,800
Accounts payable and accrued expenses	10,505	(5,447)
Interest payable	5,131	(5,569)
Deferred revenue	(7,370)	(13,094)
Other assets and liabilities	13,227	(19,613)
Asset retirement obligations	(32,452)	(25,942)
Net cash provided by operating activities	151,934	45,562
Cash flows from investing activities:
Additions to property, plant and equipment	(46,132)	(77,921)
Change in restricted investments	(1,238)	(28,670)
Cash payments in escrow for future acquisitions	—	34,000
Cash payments related to acquisitions and other	(120,992)	(32,529)
Cash acquired related to acquisition, net	—	2,780
Proceeds from sales of assets	7,695	2,224
Proceeds from the sale of restricted investments	—	15,532
Receipts from loan and lease receivables	8,987	21,954
Payments related to loan and lease receivables	(2,164)	(5,654)
Other	(1,850)	(2,517)
Net cash used in investing activities	(155,694)	(70,801)
Cash flows from financing activities:
Borrowings from long-term debt, net of debt discount	122,250	199,359
Repayments of long-term debt	(70,370)	(148,071)
Borrowings on revolving lines of credit	423,500	201,746
Repayments on revolving lines of credit	(425,500)	(209,351)
Debt issuance costs and other refinancing costs	(8,784)	(8,132)
Proceeds from issuance of common shares	—	—
Other	(974)	1,172
Net cash provided by financing activities	40,122	36,723
Effect of exchange rate changes on cash	784	(2,806)
Net increase in cash and cash equivalents	37,146	8,678
Cash and cash equivalents, beginning of year	22,936	14,258
Cash and cash equivalents, end of year	$60,082	$22,936
Supplemental disclosures of cash flow information:
Cash paid for interest	$96,290	$72,972
Cash paid for income taxes	1,316	434
Non-cash transactions:
Accrued purchases of property and equipment	6,496	3,766
Capital leases and other financing sources	27,355	15,232

Westmoreland Coal Company and Subsidiaries
Non-GAAP Reconciliations (Unaudited)

The tables below show how the Company calculates and reconciles to the most directly comparable GAAP financial measures EBITDA, Adjusted EBITDA (including a breakdown by segment), and free cash flow.

EBITDA, Adjusted EBITDA, and free cash flow are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA, Adjusted EBITDA, and free cash flow are included in this news release because they are key metrics used by management to assess Westmoreland’s operating performance and as a basis for strategic planning and forecasting. Westmoreland believes that EBITDA, Adjusted EBITDA, and free cash flow are useful to an investor in evaluating the Company’s operating performance because these measures:

•
are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	are used by rating agencies, lenders and other parties to evaluate creditworthiness; and

•
help investors to more meaningfully evaluate and compare the results of Westmoreland’s operations from period to period by removing the effect of the Company’s capital structure and asset base from the Company’s operating results.

Neither EBITDA, Adjusted EBITDA, nor free cash flow are measures calculated in accordance with GAAP. The items excluded from EBITDA, Adjusted EBITDA, and free cash flow are significant in assessing Westmoreland’s operating results. EBITDA, Adjusted EBITDA, and free cash flow have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results as reported under GAAP.
Other companies in Westmoreland’s industry and in other industries may calculate EBITDA, Adjusted EBITDA, and free cash flow differently from the way that Westmoreland does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA, Adjusted EBITDA, and free cash flow should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. Westmoreland compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA, and free cash flow only as supplemental data.

EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company’s cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company’s working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company’s debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses Adjusted EBITDA to assess operating performance.

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015 (As Restated)	2016	2015 (As Restated)
	(In thousands)
Adjusted EBITDA by Segment
Coal - U.S.	$37,347	$19,918	$126,563	$77,135
Coal - Canada	32,181	28,676	88,423	105,744
Coal - WMLP	21,044	15,535	79,303	66,134
Power	5,854	3,895	3,626	743
Heritage	(3,083)	(6,897)	(13,409)	(15,596)
Corporate	(4,228)	(1,922)	(12,651)	(11,328)
Total	$89,115	$59,205	$271,855	$222,832

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015 (As Restated)	2016	2015 (As Restated)
	(In thousands)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(7,777)	$(110,781)	$(28,872)	$(219,095)

Income tax expense (benefit)	1,601	(33,848)	(48,059)	(19,890)
Interest income	(1,914)	(1,731)	(7,435)	(7,993)
Interest expense	31,150	26,597	121,819	101,311
Depreciation, depletion and amortization	72,170	26,848	185,267	140,328
Accretion of ARO	10,193	9,630	40,423	38,892
Amortization of intangible assets and liabilities	(158)	(254)	(810)	(1,010)
EBITDA	$105,265	$(83,539)	$262,333	$32,543

Restructuring charges	—	—	—	656
(Gain) loss on foreign exchange	(816)	(1,200)	715	(3,674)
Loss on impairment	—	136,210	—	136,210
Loss on extinguishment of debt	—	—	—	5,385
Acquisition-related costs (1)	—	1,489	568	5,959
Customer payments received under loan and lease receivables (2)	5,095	2,876	13,064	27,128
Derivative loss (gain)	(26,219)	(1,130)	(24,055)	5,587
Loss on sale/disposal of assets and other adjustments	4,131	2,339	11,646	5,290
Share-based compensation	1,659	2,160	7,584	7,748
Adjusted EBITDA	$89,115	$59,205	$271,855	$222,832
_________________

(1)	Includes the impact of cost of sales related to the sale of inventory written up to fair value in the acquisition of Westmoreland Resources GP, LLC, the general partner of WMLP.

(2)
Represents a return of and on capital. These amounts are not included in operating income or operating cash flows, as the capital outlays are treated as loan and lease receivables but are included within Adjusted EBITDA so that the cash received by the Company is treated consistently with all other contracts within the Company that do not result in loan and lease receivable accounting.

Free Cash Flow

Free cash flow represents net cash provided by (used in) operating activities less additions to property, plant and equipment (“CAPEX” or “capital expenditures”) plus net customer payments received under loan and lease receivables. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss) or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy our debts, after giving consideration to those expenses required to maintain our assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, the Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	Years Ended December 31,
	2016	2015 (As Restated)
	(In thousands)
Net cash provided by operating activities	$151,934	$45,562
Less cash paid for property, plant and equipment	(46,132)	(77,921)
Plus net customer payments received under loan and lease receivables	6,823	16,300
Free cash flow	$112,625	$(16,059)